Exhibit 77(i)

MA SOC   Filing number: 20131384110       Date: 1/4/2013 3:05:00 PM

THE ALGER INSTITUTIONAL FUNDS

CERTIFICATE OF AMENDMENT

The undersigned, being an Assistant Secretary of The Alger Institutional Funds (the “Trust”), a Trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Amended and Restated Agreement and Declaration of Trust dated September 13, 2012 (the “Declaration of Trust”), and the affirmative vote of a Majority of the Trustees (as defined in the Declaration of Trust) at a meeting duly called and held on September 13, 2012, the Declaration of Trust is amended effective December 31, 2012 as follows:

The name of a Portfolio established by Sections 6.1 and 6.2 of the Declaration of Trust, is hereby amended to be as follows:

The name of the Alger Large Cap Growth Institutional Fund is hereby amended to be the “Alger Capital Appreciation Focus Fund”, the beneficial interest in which is represented by the “Alger Capital Appreciation Focus Series”.

The Trustees further direct that, upon the execution of this Certificate of Amendment, the Trust take all necessary action to file a copy of this Certificate of Amendment with the Secretary of State of the Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned as set her hand and seal this 4th day of January, 2013.

/s/ Lisa A. Moss
Lisa A. Moss
Assistant Secretary

ACKNOWLEDGEMENT

State of New York	}
} ss.
County of New York	}	January 4, 2013

Then personally appeared the above, Lisa A. Moss, and acknowledged the foregoing instrument to be her free act and deed before me,

/s/ Doreen Galante
Notary Public
My Commission Expires: 11/21/14

DOREEN GALANTE
Notary Public, State of New York
No. 01GA6015045
Qualified In Richmond County
Commission Expires Nov. 21, 2014

MA SOC   Filing number: 20131384110       Date: 1/4/2013 3:05:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appear that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filling fee having been paid, said articles are deemed to have been filed with me on:

January 04, 2013 03:05 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

CLASS A DISTRIBUTION PLAN OF
THE ALGER INSTITUTIONAL FUNDS

Pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the “Act”), this Rule 12b-1 Plan (the “Plan”) has been adopted for The Alger Institutional Funds (the “Fund”) with respect to the Class A Shares of each of its portfolios listed on Schedule A hereto, as such Schedule may be amended in writing from time to time(each, a “Portfolio”), by a majority of the members of the Fund’s Board of Trustees, including a majority of the trustees who are not “interested persons” of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Qualified Trustees”), at a meeting called for the purpose of voting on this Plan, and it has been approved by a majority of the outstanding Class A Shares of each Portfolio with respect to which Rule 12b-1 requires such approval.

1.	Shareholder Services. Under the Plan, Fred Alger & Company, Incorporated (“Alger Inc.”) will be paid by the Fund, on behalf of each Portfolio, a distribution and/or service (12b-1) fee computed at an annual rate of up to 0.25 of 1% of the average daily net assets allocable to the Class A Shares of the Portfolio, and such fee will be charged only to that Class. The distribution and/or service (12b-1) fee will be used by Alger Inc. to provide compensation for ongoing servicing and/or maintenance of shareholder accounts and to cover an allocable portion of overhead and other Alger Inc. and selected dealer office expenses related to the servicing and/or maintenance of shareholder accounts. Compensation will be paid by Alger Inc. to persons, including Alger Inc. employees, who respond to inquiries of shareholders of the Fund regarding their ownership of shares or their accounts with the Fund or who provide other similar services not otherwise required to be provided by the Fund's investment manager, transfer agent, administrator or other agent of the Fund.

2.	Periodic Reporting. Alger Inc. shall prepare reports for the Board of Trustees of the Fund on a quarterly basis showing amounts paid pursuant to this Plan and any other related agreement, the purpose for such expenditure, and such other information as from time to time shall be reasonably requested by the Board of Trustees.

3.	Continuance. This Plan shall continue in effect with respect to each Portfolio indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the trustees, and of the Qualified Trustees, cast in person at a meeting called for such purpose.

4.	Termination. This Plan may be terminated with respect to a Portfolio at any time without penalty by vote of a majority of the Qualified Trustees or by vote of the majority of the outstanding Class A Shares of the Portfolio.

5.	Amendment. This Plan may not be amended to materially increase the amount payable to Alger Inc. by the Fund without the vote of a majority of the outstanding Class A Shares of each Portfolio. All material amendments to this Plan must in any event be approved by a vote of a majority of the Board, and of the Qualified Trustees, cast in person at a meeting called for such purpose.

6.	Related Agreements. Any agreement related to this Plan shall be in writing and shall provide:

a.	That such agreement may be terminated with respect to a Portfolio at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding Class A Shares of the Portfolio, on not more than sixty (60) days’ written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

7.	Governance Standards. So long as this Plan is in effect, the Fund will comply with the provisions of Rule 12b-1(c).

8.	Recordkeeping. The Fund will preserve copies of this Plan and all reports made pursuant to Paragraph 2 above for a period of not less than six (6) years from the date of this Plan or any such report, as the case may be, the first two (2) years in an easily accessible place.

9.	Limitation of Liability. Any obligation of the Fund hereunder shall be binding only upon the assets of the Fund and shall not be binding on any trustee, officer, employee, agent, or shareholder of the Fund. Neither the authorization of any action by the trustees or shareholders of the Fund nor the adoption of the Plan on behalf of the Fund shall impose any liability upon any trustees or upon any shareholder.

10.	Definitions. The terms “interested person,” “vote of a majority of the outstanding voting securities” and “assignment” shall have the meanings set forth in the Act and the rules and regulations thereunder.

Dated September 13, 2012

Schedule A

Alger Capital Appreciation Focus Fund

CLASS C DISTRIBUTION PLAN OF THE
ALGER INSTITUTIONAL FUNDS

Pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the “Act”), this Rule 12b-1 Plan (the “Plan”) has been adopted for The Alger Institutional Funds (the “Fund”) with respect to the Class C Shares of each of its portfolios listed on Schedule A hereto, as such Schedule may be amended in writing from time to time (each, a “Portfolio”), by a majority of the members of the Fund’s Board of Trustees, including a majority of the trustees who are not “interested persons” of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Qualified Trustees”), at a meeting called for the purpose of voting on this Plan, and it has been approved by a majority of the outstanding Class C Shares of each Portfolio with respect to which Rule 12b-1 requires such approval.

1.	Distribution Expenses. The Fund may incur, as a distributor of its Class C Shares (“Shares”), expenses at the annual rate of .75% of the average daily net assets of the Fund allocable to the Shares, subject to any limitations imposed from time to time by law or regulation. Such expenses shall be charged only to the Shares.

2.	Purpose. Amounts expended as set forth in Section 1 may be used to finance any activity which is primarily intended to result in the sale of Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders’ fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, overhead, supplemental payments to dealers and other institutions as asset-based sales charges or as payments of commissions or service fees by Fred Alger & Company, Incorporated, the Fund’s Distributor (“Alger Inc.”), and the costs of administering the Plan. To the extent that amounts paid hereunder to and retained by Alger Inc. are not used specifically to reimburse Alger Inc. for any such expense, such amounts may be treated as compensation for Alger Inc.’s distribution-related services. All amounts expended pursuant to the Plan shall be paid to Alger Inc. and are the legal obligation of the Fund and not Alger Inc.

3.	Shareholder Services. Under the Plan, Fred Alger & Company, Incorporated (“Alger Inc.”) will be paid by the Fund, on behalf of each Portfolio, a distribution and/or service (12b-1) fee computed at an annual rate of up to 0.25 of 1% of the average daily net assets allocable to the Class C Shares of the Portfolio, and such fee will be charged only to that Class. The distribution and/or (12b-1) service fee will be used by Alger Inc. to provide compensation for ongoing servicing and/or maintenance of shareholder accounts and to cover an allocable portion of overhead and other Alger Inc. and selected dealer office expenses related to the servicing and/or maintenance of shareholder accounts. Compensation will be paid by Alger Inc. to persons, including Alger Inc. employees, who respond to inquiries of shareholders of the Fund regarding their ownership of shares or their accounts with the Fund or who provide other similar services not otherwise required to be provided by the Fund’s investment manager, transfer agent, administrator or other agent of the Fund.

4.	Periodic Reporting. Alger Inc. shall prepare reports for the Board of Trustees of the Fund on a quarterly basis showing amounts paid pursuant to this Plan and any other related agreement, the purpose for such expenditure, and such other information as from time to time may be reasonably requested by the Board of Trustees.

5.	Continuance. This Plan shall continue in effect with respect to each Portfolio indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the trustees, and of the Qualified Trustees, cast in person at a meeting called for such purpose.

6.	Termination. This Plan may be terminated with respect to a Portfolio at any time without penalty by a vote of a majority of the Qualified Trustees or by vote of the majority of the outstanding Class C Shares of the Portfolio.

7.	Amendment. This Plan may not be amended to materially increase the amount payable to Alger Inc. by the Fund without the vote of a majority of the outstanding Class C Shares of each affected Portfolio. All material amendments to this Plan must in any event be approved by a vote of the majority of the Board, and of the Qualified Trustees, cast in person at a meeting called for such purpose.

8.	Related Agreements. Any agreement related to this Plan shall be in writing and shall provide:

a.	That such agreement may be terminated with respect to a Portfolio at any time, without payment of any penalty, by a vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding Class C Shares of the Portfolio, on not more than sixty (60) days’ written notice to any other party to the agreement; and
b.	That such agreement shall terminate automatically in the event of its assignment.

9.	Governance Standards. So long as this Plan is in effect, the Fund will comply with the provisions of Rule 12b-1(c).

10.	Recordkeeping. The Fund will preserve copies of this Plan and all reports made pursuant to Paragraph 2 above for a period of not less than six (6) years from the date of this Plan or any such report, as the case may be, the first two (2) years in an easily accessible place.

11.	Limitation of Liability. Any obligation of the Fund hereunder shall be binding only upon the assets of the Fund and shall not be binding on any trustee, officer, employee, agent, or shareholder of the Fund. Neither the authorization of any action by the trustees or shareholders of the Fund, nor the adoption of the Plan, on behalf of the Fund shall impose any liability upon any trustees or upon any shareholder.

12.	Definitions. The terms “interested person”, “vote of a majority of the outstanding voting securities” and “assignment” shall have the meanings set forth in the Act and the rules and regulations thereunder.

Dated September 13, 2012

Schedule A

Alger Capital Appreciation Focus Fund

CLASS R DISTRIBUTION PLAN OF
THE ALGER INSTITUTIONAL FUNDS

Pursuant to the provisions of Rule 12b-l under the Investment Company Act of 1940 (the “Act”), this Rule 12b- l Plan (the “Plan”) has been adopted for The Alger Institutional Funds (the “Fund”) with respect to the Class R Shares of each of its portfolios listed on Schedule A hereto, as such Schedule may be amended in writing from time to time (each, a “Portfolio”), by a majority of the members of the Fund’s Board of Trustees, including a majority of the trustees who are not “interested persons” of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Qualified Trustees”), at a meeting called for the purpose of voting on this Plan, and it has been approved by a majority of the outstanding Class R Shares of each Portfolio with respect to which Rule 12b-l requires such approval.

1.	Distribution Expenses. The Fund may incur, as a distributor of its Class R Shares, expenses at the annual rate of .50% of the average daily net assets of the Fund allocable to the Class R Shares, subject to any limitation imposed from time to time by law or regulation. Such expenses shall be charged only to the Class R Shares.

2.	Purpose. Amounts expended as set forth in Section 1 may be used to finance any activity which is primarily intended to result in the sale of Class R Shares including, but not limited to expenses of organizing and conducting sales seminars, advertising programs, finders’ fees, printing prospectuses, statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, overhead, supplemental payments to dealers and other institutions as asset-based sales charges or as payments of commissions or service fees by Fred Alger & Company, Incorporated, the Fund’s distributor (“Alger Inc.”), and the costs of administering the Plan. To the extent that amounts paid hereunder to and retained by Alger, Inc. are not used specifically to reimburse Alger Inc. for any such expense, such amounts maybe treated as compensation for Alger Inc.’s distribution-related services. All amounts expended pursuant to the Plan shall be paid to Alger Inc. and are the legal obligation of the Fund and not Alger Inc.

3.	Shareholder Services. Under the Plan, Alger Inc. will be paid by the Fund, on behalf of each Portfolio, a distribution and/or service (12b-l) fee computed at an annual rate of up to 0.25 of 1% of the average daily net assets allocable to the Class R Shares of the Portfolio, and such fee will be charged only to that Class. The distribution and/or service (12b-l) fee will be used by Alger Inc. to provide compensation for ongoing servicing and/or maintenance of shareholder accounts and to cover an allocable portion of overhead and other Alger Inc. and selected dealer office expenses related to the servicing and/or maintenance of shareholder accounts. Compensation will be paid by Alger Inc. to persons, including Alger Inc. employees, who respond to inquiries of shareholders of the Fund regarding their ownership of shares or their accounts with the Fund or who provide other similar services not otherwise required to be provided by the Fund’s investment manager, transfer agent, administrator or other agent of the Fund.

4.	Periodic Reporting. Alger Inc. shall prepare reports for the Board of Trustees of the Fund on a quarterly basis showing amounts paid pursuant to this Plan and any other related agreement, the purpose for such expenditure, and such other information as from time to time shall be reasonably requested by the Board of Trustees.

5.	Continuance. This Plan shall continue in effect with respect to each Portfolio indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the trustees, and of the Qualified Trustees, cast in person at a meeting called for such purpose.

6.	Termination. This Plan may be terminated with respect to a Portfolio at any time without penalty by vote of a majority of the Qualified Trustees or by vote of the majority of the outstanding Class R Shares of the Portfolio.

7.	Amendment. This Plan may not be amended to materially increase the amount payable to Alger Inc. by theFund without the vote of a majority of the outstanding Class R Shares of each Portfolio. All material amendments to this Plan must in any event be approved by a vote of a majority of the Board, and of the Qualified Trustees, cast in person at a meeting called for such purpose.

8.	Related Agreements. Any agreement related to this Plan shall be in writing and shall provide:

a.	That such agreement may be terminated with respect to a Portfolio at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding Class R Shares of the Portfolio, on not more than sixty (60) days’ written notice to any other party to the agreement; and

b.	that such agreement shall terminate automatically in the event of its assignment.

9.	Governance Standards. So long as this Plan is in effect, the Fund will comply with the provisions of Rule 12b-l(c).

10.	Recordkeeping. The Fund will preserve copies of this Plan and all reports made pursuant to Paragraph 2 above for a period of not less than six (6) years from the date of this Plan or any such report, as the case may be, the first two (2) years in an easily accessible place.

11.	Limitation of Liability. Any obligation of the Fund hereunder shall be binding only upon the assets of the Fund and shall not be binding on any trustee, officer, employee, agent, or shareholder of the Fund. Neither the authorization of any action by the trustees or shareholders of the Fund nor the adoption of the Plan on behalf of the Fund shall impose any liability upon any trustees or upon any shareholder.

12.	Definitions. The terms “interested person,” “vote of a majority of the outstanding voting securities” and “assignment” shall have the meanings set forth in the Act and the rules and regulations thereunder.

Dated September 24, 2008

Schedule A
(Revised September 13, 2012)

Alger Capital Appreciation Institutional Fund
Alger Capital Appreciation Focus Fund
Alger Mid Cap Growth Institutional Fund
Alger Small Cap Growth Institutional Fund